Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of NXP Semiconductors N.V. of our report dated March 4, 2011 relating to the financial statements of Trident Microsystems, Inc. which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 8, 2011